SECURITIES AND EXCHANGE COMMISSION

                      Washington, D.C.  20549

                              Form 8-K

                           CURRENT REPORT

                  Pursuant to Section 13 or 15(d) of
                  the Securities Exchange Act of 1934

                   Date of Report - April 11, 2002

                 UNION NATIONAL FINANCIAL CORPORATION
        (Exact name of registrant as specified in its charter)



    Pennsylvania                0-19214            23-2415179
---------------------------    -------------      -----------

State or other jurisdiction (Commission File     (IRS Employer
    of Incorporation)             Number)       Identification
                                                   Number)

   101 East Main Street, P.O. Box 567
         Mount Joy, Pennsylvania                        17552
---------------------------------------            --------------
(Address of principal executive offices)              (Zip Code)



 Registrant's telephone number including area code: (717) 653-1441
                                                    --------------


                                N/A
-----------------------------------------------------------------
   (Former name or former address, if changed since last report)

Item 1.    Changes in Control of Registrant

           Not Applicable.

Item 2.    Acquisition or Disposition of Assets.

           Not Applicable.

Item 3.    Bankruptcy or Receivership.

           Not Applicable.

Item 4.    Changes in Registrant's Certifying Accountant.

           Not Applicable.

Item 5.    Other Events.

           On April 11, 2002, Union National Financial
           Corporation issued a press release reporting first quarter earnings and announcing the second quarter cash dividend for 2002. The aforementioned is attached as an exhibit to this Current Report on Form
           8-K.

Item 6.    Resignations of Registrant's Directors.

           Not Applicable.

Item 7.    Financial Statements and Exhibits.

           (a)    Not Applicable.

           (b)    Not Applicable.

           (c)    Exhibits:
                  99.1     Press Release

Item 8.    Change in Fiscal Year.

           Not Applicable.

Item 9.    Regulation FD Disclosure.

           Not Applicable.

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                             UNION NATIONAL FINANCIAL CORPORATION
                             (Registrant)


Dated: April 11, 2002         /s/Mark D. Gainer
                             ----------------------------------

                             Mark D. Gainer,
                             President & Chief Executive Officer

                            EXHIBIT INDEX

                                        Page Number in
Exhibit                                 Manually Signed Original

99.1          Press Release             5

                          EXHIBIT 99.1

                          Press Release

                          PRESS RELEASE

   Union National Financial Corporation Reports First Quarter
   __________________________________________________________

       Earnings and Announces Second Quarter Cash Dividend
       ___________________________________________________

Mount Joy, Pennsylvania, April 11, 2002. Union National Financial Corporation, the parent bank holding company of Union National Community Bank, has reported earnings for the first quarter of 2002 of $717,000 as compared to $433,000 for the first quarter of 2001, an increase of 65.6%. Basic and diluted earnings per share for the first quarter of 2002 amounted to 28 cents, as compared to 17 cents per share in 2001.

The overall increase in earnings can be primarily attributed to an increase in net interest income, a decrease in the provision for loan losses and an increase in other operating income. The increase in other operating income for the first quarter was 23.6% and was a result of non-interest income initiatives and fee changes implemented primarily in 2001.

The Board of Directors of Union National Financial Corporation approved the payment of its second regular quarterly cash dividend for 2002. The cash dividend of 14 cents per share is payable on May 5, 2002, to stockholders of record on April 25, 2002. This brings total dividends for 2002 to 26.5 cents per share, an increase of 26.2%, as compared to the 21 cents per share for the same period of 2001.


FINANCIAL HIGHLIGHTS      Three Months Ended
____________________      __________________

                     March 31, 2002 March 31, 2001 Percent Change

                     _____________  _____________  ______________
Net Interest Income   $2,838,000     $2,546,000        11.5%
Provision for
  Loan Losses             25,000        113,000       -77.9%
Other Operating Income   644,000        521,000        23.6%
Other Operating
   Expenses            2,596,000      2,531,000         2.6%
Net Income               717,000        433,000        65.6%


                          Balance Sheet as of
                          ___________________

                     March 31, 2002 March 31, 2001
                     _____________  _____________
Total Assets          $303,648,000   $292,236,000       3.9%
Total Loans            202,326,000    185,045,000       9.3%
Total Deposits         214,644,000    212,896,000       0.8%

Union National Community Bank, the sole and wholly-owned subsidiary of Union National Financial Corporation, has been serving its communities for more than 148 years. The bank operates seven retail offices in Lancaster County.

For Further Information, Please Contact:
Mark D. Gainer, President/CEO
Union National Financial Corporation
101 East Main Street
P.O. Box 567
Mount Joy, PA 17552-0567
(717) 653-1441

This press release may contain forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995. Actual results and trends could differ materially from those set forth in such statements due to various factors. Such factors include the possibility that increased demand or prices for the company's financial services and products may not occur, changing economic and competitive conditions, technological developments and other risks and uncertainties, including those detailed in the Company's filings with the Securities and Exchange Commission.

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